Exhibit 10.1

THIRD AMENDMENT TO SERVICES AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of November 20, 2017 (the “Effective Date”) by and between JLS Ventures, LLC, a Puerto Rico limited liability company (“JLS”) and ImmuDyne, Inc., a corporation with a place of business 50 Spring Meadow Road, Mt. Kisco, NY 10549 (“Company”).

WHEREAS, the Parties entered into the Services Agreement dated April 1, 2016, the First Amendment To Services Agreement dated December 31, 2016, the Second Amendment To Services Agreement dated July 1, 2017 and now the Parties desire to enter into this separate extension Third Amendment to Services Agreement for the mutual benefit of the Parties;

NOW THEREFORE, for good and valuable consideration, the following terms and conditions of the Services Agreement are amended:

1. All dates to perform the services and to rescind the shares are extended by two years.

2. The terms of the Agreement are extended by two years.

All other terms of the Services Agreement, the First Amendment to the Services Agreement, and the Second Amendment to the Services Agreement remain in effect.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all such counterparts shall together constitute one and the same document. This Agreement may be executed via facsimile or electronic signature, and each such facsimile copy, electronic signature or counterpart shall be deemed an original.

The parties represent and warrant that, on the date first written above, they are authorized to enter into this Agreement in its entirety and duly bind their respective principals by their signatures below.

EXECUTED as of the date first written above.

JLS Ventures, LLC (“JLS”)	Immudyne, Inc. (“Company”)
By: /s/ Justin Schreiber Title: President Date signed: 11/20/2017	By: /s/ Mark McLaughlin Title: President and Chief Executive Officer Date signed: 11/20/2017